EXHIBIT 99.1
NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES FIRST QUARTER RESULTS
Exceeded Upper End of Guidance Range with Production of 174 MBOEPD
Spud Chinook #8 Development Well in Gulf of America, Hai Su Vang-3X Appraisal Well in Vietnam, and Bubale-1X Exploration Well in Côte d’Ivoire in Line with Plan

HOUSTON, Texas, May 6, 2026 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the first quarter ended March 31, 2026. As a supplement to this release, Murphy has also furnished a Quarterly Stockholder Update.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI).†

(Millions of dollars, except volumes and per share amounts)	Three months ended March 31, 2026
Net income attributable to Murphy	$53.0
Net income attributable to Murphy per common share - Diluted	$0.37
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP) [1]	$46.5
Adjusted net income from continuing operations per average common share - Diluted (Non-GAAP) [1]	$0.32
Adjusted EBITDA attributable to Murphy (Non-GAAP) [1]	$382.9
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [1]	$465.7
Net cash provided by continuing operations activities	$321.2
Operating cash flow excluding working capital adjustments (Non-GAAP) [1]	$429.2
Free cash flow (Non-GAAP) [1]	$41.4
Oil production, net (BOPD) [2]	87,217
Total production, net (BOEPD) [2]	174,236
Capital expenditures (CAPEX) [3]	$465.0
Lease operating expense from continuing operations ($/BOE) [2]	$8.70
1 Please see our schedules of adjusted net income, adjusted EBITDA and adjusted EBITDAX and free cash flow for details and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
2 Barrels of oil per day (BOPD), barrels of oil equivalent (BOE) and barrels of oil equivalent per day (BOEPD).
3 Capital expenditures for the first quarter ended March 31, 2026 excluding acquisition-related costs of $22.7 million were $442.3 million.

Highlights for the first quarter include:
•Produced 174,200 BOEPD, exceeding the high end of quarterly guidance due to outperformance in the Eagle Ford Shale and strong uptime in the Gulf of America
•Spud Bubale-1X, the third exploration well in Côte d’Ivoire
•Progressed the Hai Su Vang-3X appraisal well in Vietnam, with results from the full appraisal program anticipated in the third quarter of 2026
•Spud the Chinook #8 well in the Gulf of America, a key development well expected to come online in the second half of this year with a gross initial production rate of 15 MBOEPD
•Brought online 15 wells in the Eagle Ford Shale, with the wells driving a 17 percent improvement in 60-day cumulative oil production compared to wells drilled in 2025
Subsequent to the first quarter:
•Approved development of the Banjo and Cello fields, targeting first production in the fourth quarter of 2027
•In late March, Murphy submitted an offer for four exploration blocks in offshore Cameroon which was accepted subsequent to quarter end; final terms are pending further discussions with the Republic of Cameroon
“During these uncertain times, our strategy is to stay anchored to what we control—disciplined capital allocation, safe and reliable operations, and our long‑cycle projects. In the first quarter, this focus translated into strong execution across our portfolio with meaningful progress at Lac Da Vang in Vietnam, advancement of the high-impact Chinook #8 well in the Gulf of America, and sustained outperformance from our US and Canada onshore programs,” stated Eric M. Hambly, President and Chief Executive Officer.
SHAREHOLDER RETURNS
During the first quarter of 2026, we paid $50 million in quarterly dividends.
While the Company elected not to repurchase shares this quarter, it retained significant flexibility, with $550 million remaining under its share repurchase authorization and 143.3 million shares outstanding as of March 31, 2026.
FINANCIAL POSITION
Murphy had approximately $2.38 billion of liquidity on March 31, 2026, comprised of the undrawn $2.00 billion senior unsecured credit facility and approximately $380 million of cash and cash equivalents, inclusive of NCI. During the quarter, Murphy paid down $100 million of debt under the senior unsecured credit facility.

As of March 31, 2026, Murphy’s total debt of $1.55 billion was comprised of long-term, fixed-rate notes, with no drawings under the senior unsecured credit facility. The fixed-rate notes had a weighted average maturity of 8.9 years and a weighted average coupon of 6.2 percent.
ONSHORE OPERATIONS SUMMARY
In the first quarter of 2026, the onshore business produced approximately 106 MBOEPD, which included 36 percent liquids.

Onshore	Oil Production (BOPD)	Total Production (BOEPD)
Eagle Ford Shale	28,500	39,900
Tupper Montney	200	61,900
Kaybob Duvernay	2,800	4,400
Eagle Ford Shale – Brought online fifteen new wells, including twelve in Karnes and three in Catarina. An additional twenty wells are expected to come online in Catarina during the remainder of 2026.
Onshore Canada – Progressed drilling a four-well pad in Kaybob Duvernay and brought wells online subsequent to quarter end. In Tupper Montney, progressed an eight-well pad with wells expected to come online in the third quarter of 2026.
OFFSHORE OPERATIONS SUMMARY
Excluding NCI, the offshore business produced approximately 68 MBOEPD in the first quarter of 2026, which included 88 percent liquids.

Offshore	Oil Production (BOPD)	Total Production (BOEPD)
Gulf of America	46,600	58,800
Canada	9,000	9,000
Gulf of America – Spud the Chinook #8 development well, targeting first oil in the second half of 2026 with a gross initial production rate of 15 MBOEPD.
Vietnam – Progressed construction of the Floating Storage and Offloading vessel (FSO), which is now ready to launch and will be delivered to location in the third quarter of 2026 in line with schedule. The project is on track for first oil in the fourth quarter of this year.

2Q 2026 PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE
The table below illustrates second quarter 2026 guidance.

2Q 2026 Guidance
Producing Asset	Oil (BOPD)	NGLs (BOPD)	Natural Gas (MCFD)	Total (BOEPD)
Eagle Ford Shale	27,600	5,600	29,900	38,200
Gulf of America, excl. NCI	44,800	3,700	45,300	56,100
Tupper Montney	100	—	329,400	55,000
Kaybob Duvernay	4,600	500	9,300	6,700
Offshore Canada	8,800	—	—	8,800
Other	200	—	—	200

Total Net Production, excl. NCI [1] (BOEPD)		161,000 to 169,000
Capital Expenditures, excl. NCI [2] ($MM)		$350 - $430
Exploration Expense ($ MM)		$70 - $110

Full Year 2026 Guidance
Total Net Production, excl. NCI [3] (BOEPD)		167,000 to 175,000
Capital Expenditures, excl. NCI [4] ($ MM)		$1,200 to $1,300
Exploration Expense ($ MM)		$220 - $300

[1] Excludes noncontrolling interest of MP GOM of 5,200 BOPD of oil, 200 BOPD of NGLs and 1,700 MCFD natural gas
[2] Excludes noncontrolling interest of MP GOM of $20 million
[3] Excludes noncontrolling interest of MP GOM of 5,700 BOPD of oil, 200 BOPD of NGLs and 1,700 MCFD natural gas
[4] Excludes noncontrolling interest of MP GOM of $53 million
The table below details the 2026 onshore well delivery plan by quarter.

2026 Onshore Wells Online
	1Q 2026A	2Q 2026E	3Q 2026E	4Q 2026E	2026E Total
Eagle Ford Shale	15	6	14	–	35
Kaybob Duvernay	–	4	–	–	4
Tupper Montney	–	–	8	–	8
Non-Op Eagle Ford Shale	–	–	6	–	6
Note: All well counts are shown gross. Eagle Ford Shale non-operated working interest averages 17 percent.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 7, 2026
Murphy will host a conference call to discuss first quarter 2026 financial and operating results on Thursday, May 7, 2026, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-800-715-9871, conference ID 9924118. For additional information, please refer to the First Quarter 2026 Earnings Presentation and Quarterly Stockholder

Update available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for first quarter 2026, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and a reconciliation of the non-GAAP financial measures of adjusted net income from continuing operations attributable to Murphy, EBITDA, EBITDAX, adjusted EBITDA, adjusted EBITDAX, free cash flow and adjusted free cash flow to the most directly comparable GAAP financial measures for such periods are also included.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The Company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the Company to continue its outstanding legacy and exceptional reputation. The Company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the Company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns (including the current conflict in Iran); increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Each forward-looking statement contained in this news release speaks only as of the date of this news release. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
† In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars, except per share amounts)	2026	2025
Revenues and other income
Revenue from production	$732,354	$672,730
Total revenue from sales to customers	732,354	672,730
Gain (loss) on derivative instruments	—	(9,459)
Gain on sale of assets and other operating income	1,198	2,440
Total revenues and other income	733,552	665,711
Costs and expenses
Lease operating expenses	143,464	205,079
Severance and ad valorem taxes	13,746	8,650
Transportation, gathering and processing	47,061	48,851
Exploration expenses, including undeveloped lease amortization	82,815	14,488
Selling and general expenses	34,870	30,915
Depreciation, depletion and amortization	254,376	194,160
Accretion of asset retirement obligations	14,514	14,045
Other operating expense	4,441	5,629
Total costs and expenses	595,287	521,817
Operating income from continuing operations	138,265	143,894
Other income (loss)
Other income	9,852	2,402
Interest expense, net	(28,977)	(23,523)
Total other loss	(19,125)	(21,121)
Income from continuing operations before income taxes	119,140	122,773
Income tax expense	49,945	32,722
Income from continuing operations	69,195	90,051
Loss from discontinued operations, net of income taxes	(542)	(633)
Net income including noncontrolling interest	68,653	89,418
Less: Net income attributable to noncontrolling interest	15,667	16,382
NET INCOME ATTRIBUTABLE TO MURPHY	$52,986	$73,036
NET INCOME PER COMMON SHARE – BASIC
Continuing operations	$0.37	$0.51
Discontinued operations	—	—
Net income	$0.37	$0.51
NET INCOME PER COMMON SHARE – DILUTED
Continuing operations	$0.37	$0.50
Discontinued operations	—	—
Net income	$0.37	$0.50
Cash dividends per common share	$0.350	$0.325
Average common shares outstanding (thousands)
Basic	143,082	144,284
Diluted	144,381	145,072

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars)	2026	2025
Operating Activities
Net income including noncontrolling interest	$68,653	$89,418
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	254,376	194,160
Unsuccessful exploration well costs and previously suspended exploration costs	67,043	190
Deferred income tax expense	36,864	16,343
Accretion of asset retirement obligations	14,514	14,045
Long-term non-cash compensation	15,433	9,905
Amortization of undeveloped leases	2,270	1,654
Loss from discontinued operations	542	633
Unrealized loss on derivative instruments	—	8,916
Other operating activities, net	(30,539)	(11,799)
Net increase in non-cash working capital	(107,972)	(22,784)
Net cash provided by continuing operations activities	321,184	300,681
Investing Activities
Property additions and dry hole costs	(387,838)	(368,421)
Acquisition of oil and natural gas properties	(22,681)	(1,364)
Net cash required by investing activities	(410,519)	(369,785)
Financing Activities
Retirement of debt	(227,489)	—
Early redemption of debt cost	(2,369)	—
Debt issuance	500,000	—
Debt issuance cost	(7,819)	—
Borrowings on revolving credit facility	175,000	250,000
Repayment of revolving credit facility	(275,000)	(50,000)
Issue costs of revolving credit facility	(12,213)	—
Repurchase of common stock, including excise tax	(777)	(100,072)
Cash dividends paid	(50,173)	(47,026)
Distributions to noncontrolling interest	—	(6,955)
Withholding tax on stock-based incentive awards	(7,849)	(7,673)
Finance lease obligation payments	(419)	(116)
Net cash provided by financing activities	90,892	38,158
Effect of exchange rate changes on cash and cash equivalents	—	291
Net increase (decrease) in cash and cash equivalents	1,557	(30,655)
Cash and cash equivalents at beginning of period	377,196	423,569
Cash and cash equivalents at end of period	$378,753	$392,914

MURPHY OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Thousands of dollars)	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$378,753	$377,196
Other current assets	558,198	439,516
Total current assets	$936,951	$816,712
Property, plant and equipment, net	8,265,324	8,136,346
Operating lease assets, net	738,315	805,464
Other long-term assets	95,044	74,104
Total assets	$10,035,634	$9,832,626
LIABILITIES AND EQUITY
Current maturities of long-term debt, finance lease	$2,547	$2,514
Accounts payable	645,829	572,183
Operating lease liabilities	270,214	278,834
Other current liabilities	215,596	209,218
Total current liabilities	$1,134,186	$1,062,749
Long-term debt, including finance lease obligation	1,548,147	1,382,566
Asset retirement obligations	972,503	970,908
Non-current operating lease liabilities	479,161	537,773
Other long-term liabilities	668,757	641,933
Total liabilities	$4,802,754	$4,595,929
Murphy Shareholders' Equity	5,098,896	5,118,380
Noncontrolling interest	133,984	118,317
Total liabilities and equity	$10,035,634	$9,832,626

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per share amounts)	2026	2025
Net income attributable to Murphy (GAAP) [1]	$53.0	$73.0
Discontinued operations loss	0.5	0.6
Net income from continuing operations attributable to Murphy	53.5	73.6
Adjustments:
Foreign exchange gain	(9.4)	—
Unrealized loss on derivative instruments	—	8.9
Total adjustments, before taxes	(9.4)	8.9
Income tax (benefit) expense related to adjustments	2.4	(1.8)
Total adjustments, after taxes	(7.0)	7.1
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$46.5	$80.7
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$0.32	$0.56
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for net income (loss) as determined in accordance with GAAP.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location and corporate, as applicable, and exclude the share attributable to noncontrolling interests.

	Three Months Ended March 31, 2026
(Millions of dollars)	Pretax	Tax	Net
Corporate	$(9.4)	$2.4	$(7.0)
Total adjustments	$(9.4)	$2.4	$(7.0)

MURPHY OIL CORPORATION
SCHEDULE OF EBITDA, ADJUSTED EBITDA, EBITDAX AND ADJUSTED EBITDAX (unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2026	2025
Net income attributable to Murphy (GAAP) [1]	$53.0	$73.0
Income tax expense	49.9	32.7
Interest expense, net	29.0	23.5
Depreciation, depletion and amortization expense [1]	246.9	187.4
EBITDA attributable to Murphy (Non-GAAP) [1]	$378.8	$316.6
Exploration expenses [1]	82.8	14.5
EBITDAX attributable to Murphy (Non-GAAP) [1]	$461.6	$331.1

EBITDA attributable to Murphy (Non-GAAP) [1]	$378.8	$316.6
Foreign exchange gain	(9.4)	—
Accretion of asset retirement obligations [1]	13.0	12.5
Unrealized loss on derivative instruments	—	8.9
Discontinued operations loss	0.5	0.6
Adjusted EBITDA attributable to Murphy (Non-GAAP) [1]	$382.9	$338.6
Exploration expenses [1]	82.8	14.5
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [1]	$465.7	$353.1
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Adjusted EBITDAX excludes certain items that management believes affect the comparability of results between periods. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for net income (loss) or Cash provided by operating activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
SCHEDULE OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2026	2025
Net cash provided by continuing operations activities (GAAP)	$321.2	$300.7
Exclude: increase in non-cash working capital	108.0	22.8
Operating cash flow excluding working capital adjustments (Non-GAAP)	429.2	323.5
Less: property additions and dry hole costs [1]	(387.8)	(368.4)
Free cash flow (Non-GAAP)	$41.4	$(44.9)
Less: cash dividends paid	(50.2)	(47.0)
Less: distributions to noncontrolling interest	—	(7.0)
Less: debt costs	(22.4)	—
Less: withholding tax on stock-based incentive awards	(7.8)	(7.7)
Less: acquisition of oil and natural gas properties	(22.7)	(1.4)
Adjusted free cash flow (Non-GAAP)	$(61.7)	$(108.0)
1 Property additions for the three months ended March 31, 2025 include a payment of $125.0 million for the purchase of a floating production, storage, and offloading vessel in the Gulf of America, including amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net cash provided by continuing operations activities to free cash flow (FCF) and adjusted FCF. Management believes FCF and adjusted FCF are important information to provide because they are additional measures of liquidity and are used by management to evaluate the Company’s ability to internally generate cash, excluding the timing impacts of working capital, and to measure funds available for investing and financing activities. Management also believes this information may be useful to investors and analysts to monitor the Company’s financial health over time. FCF and adjusted FCF are non-GAAP financial measures and should not be considered a substitute for net cash provided by operating, investing, or financing activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$575.5	$156.6	$509.5	$107.9
Canada	155.2	31.7	165.7	41.5
Other	2.9	(82.7)	—	(11.2)
Total exploration and production	733.6	105.6	675.2	138.2
Corporate	—	(36.4)	(9.5)	(48.2)
Income from continuing operations	733.6	69.2	665.7	90.0
Discontinued operations, net of tax	—	(0.5)	—	(0.6)
Net income including noncontrolling interest	$733.6	$68.7	$665.7	$89.4
Less: Net income attributable to noncontrolling interest		15.7		16.4
Net income attributable to Murphy		$53.0		$73.0
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES (unaudited)

	Three Months Ended March 31,
(Dollars per barrel of oil equivalents sold)	2026	2025
United States – Onshore
Lease operating expense	$9.02	$13.02
Severance and ad valorem taxes	3.40	3.45
Depreciation, depletion and amortization expense	31.58	29.35

United States – Offshore [1]
Lease operating expense	$11.17	$21.37
Severance and ad valorem taxes	0.13	0.08
Depreciation, depletion and amortization expense	17.69	15.42

Canada – Onshore
Lease operating expense	$5.53	$5.51
Severance and ad valorem taxes	0.14	0.06
Depreciation, depletion and amortization expense	4.42	4.40

Canada – Offshore
Lease operating expense	$17.42	$16.89
Depreciation, depletion and amortization expense	11.22	8.26

Total E&P continuing operations [1]
Lease operating expense	$8.89	$13.90
Severance and ad valorem taxes	0.85	0.59
Depreciation, depletion and amortization expense [2]	15.62	13.00

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	$8.70	$13.74
Severance and ad valorem taxes	0.88	0.61
Depreciation, depletion and amortization expense [2]	15.67	13.01
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.
3 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations, excluding NCI and workover costs, was $8.26 and $10.41 for the three months ended March 31, 2026 and 2025, respectively.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES (unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2026	2025
Exploration and production
United States [1]	$259.1	$322.1
Canada	62.1	55.4
Other	147.6	43.1
Total	468.8	420.6

Corporate	9.1	4.2
Total capital expenditures - continuing operations [1]	477.9	424.8

Less: capital expenditures attributable to noncontrolling interest	12.9	21.9
Total capital expenditures - continuing operations attributable to Murphy [2]	465.0	402.9

Charged to exploration expenses [3]
United States [1]	4.2	5.1
Canada	—	0.1
Other	76.3	7.7
Total charged to exploration expenses - continuing operations [1,3]	80.5	12.9

Less: charged to exploration expenses attributable to noncontrolling interest	—	—
Total charged to exploration expenses - continuing operations attributable to Murphy	80.5	12.9

Total capitalized - continuing operations attributable to Murphy	$384.5	$390.0
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 For the three months ended March 31, 2026, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $22.7 million, (2025: $1.4 million), is $442.3 million (2025: $401.5 million).
3 For the three months ended March 31, 2026, the total charged to exploration expense attributable to Murphy excludes amortization of undeveloped leases of $2.3 million (2025: $1.6 million).

MURPHY OIL CORPORATION
PRODUCTION SUMMARY (unaudited)

	Three Months Ended March 31,
(Barrels per day unless otherwise noted)	2026	2025
Net crude oil and condensate
United States - Onshore	28,497	16,974
United States - Offshore [1]	51,839	55,587
Canada - Onshore	2,932	2,584
Canada - Offshore	9,006	8,855
Other	224	255
Total net crude oil and condensate	92,498	84,255
Net natural gas liquids
United States - Onshore	5,856	4,072
United States - Offshore [1]	4,298	3,804
Canada - Onshore	528	538
Total net natural gas liquids	10,682	8,414
Net natural gas – thousands of cubic feet per day
United States - Onshore	33,082	26,190
United States - Offshore [1]	51,153	51,150
Canada - Onshore	377,001	346,892
Total net natural gas	461,236	424,232
Total net hydrocarbons - including NCI [2,3]	180,053	163,374
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,281)	(5,779)
Net natural gas liquids – barrels per day	(226)	(170)
Net natural gas – thousands of cubic feet per day	(1,857)	(1,234)
Total noncontrolling interest [2,3]	(5,817)	(6,154)
Total net hydrocarbons - excluding NCI [2,3]	174,236	157,220
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI - noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
SALES SUMMARY (unaudited)

	Three Months Ended March 31,
(Barrels per day unless otherwise noted)	2026	2025
Net crude oil and condensate
United States - Onshore	28,497	16,974
United States - Offshore [1]	52,205	54,133
Canada - Onshore	2,932	2,584
Canada - Offshore	7,579	11,128
Other	455	—
Total net crude oil and condensate	91,668	84,819
Net natural gas liquids
United States - Onshore	5,856	4,072
United States - Offshore [1]	4,298	3,804
Canada - Onshore	528	538
Total net natural gas liquids	10,682	8,414
Net natural gas – thousands of cubic feet per day
United States - Onshore	33,082	26,190
United States - Offshore [1]	51,153	51,150
Canada - Onshore	377,001	346,892
Total net natural gas	461,236	424,232
Total net hydrocarbons - including NCI [2,3]	179,223	163,938
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,333)	(5,567)
Net natural gas liquids – barrels per day	(226)	(170)
Net natural gas – thousands of cubic feet per day	(1,857)	(1,234)
Total noncontrolling interest [2,3]	(5,869)	(5,942)
Total net hydrocarbons - excluding NCI [2,3]	173,354	157,996
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI - noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY (unaudited)

	Three Months Ended March 31,
	2026	2025
Crude oil and condensate – dollars per barrel
United States - Onshore	$73.44	$71.65
United States - Offshore [1]	70.97	72.32
Canada - Onshore [2]	65.89	63.34
Canada - Offshore [2]	78.19	74.36
Other [2]	71.04	—
Natural gas liquids – dollars per barrel
United States - Onshore	17.60	23.16
United States - Offshore [1]	16.45	27.02
Canada - Onshore [2]	27.73	36.08
Natural gas – dollars per thousand cubic feet
United States - Onshore	3.74	3.38
United States - Offshore [1]	5.68	4.33
Canada - Onshore [2]	2.44	2.38
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF MAY 4, 2026 (unaudited)

			Volumes (MMCF/D)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	78	C$2.94	4/1/2026	6/30/2026
Canada	Natural Gas	Fixed price forward sales	78	C$2.94	7/1/2026	9/30/2026
Canada	Natural Gas	Fixed price forward sales	59	C$3.00	10/1/2026	12/31/2026
Canada	Natural Gas	Fixed price forward sales	9.5	C$3.14	1/1/2027	12/31/2027
1 Fixed price forward sale contracts listed above are accounted for as normal sales and purchases for accounting purposes.